UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2019

Public Service Company of Colorado

(Exact Name of Registrant as Specified in Charter)

Colorado	001-3280	84-0296600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Larimer Street Suite 1100 Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (303) 571-7511

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On March 13, 2019, Public Service Company of Colorado, a Colorado corporation (PSCo), issued $400 million in aggregate principal amount of 4.05% First Mortgage Bonds, Series No. 33 due September 15, 2049, (the Bonds), pursuant to an Underwriting Agreement among PSCo and BMO Capital Markets Corp., BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, and Scotia Capital (USA) Inc. The Bonds are being issued pursuant to the registration statement on Form S-3 (File No. 333-224333-02) (the Registration Statement). A prospectus supplement relating to the offering and sale of the Bonds was filed with the Securities and Exchange Commission on March 7, 2019. The Bonds will be governed by the Indenture, dated October 1, 1993, as supplemented, by and between PSCo and U.S. Bank National Association, as successor trustee, and the Supplemental Indenture dated as of March 1, 2019.

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with that offering and sale for incorporation by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

4.01	Supplemental Indenture dated as of March 1, 2019, between Public Service Company of Colorado and U.S. Bank National Association, as successor Trustee, creating $400 million principal amount of 4.05% First Mortgage Bonds, Series No. 33 due 2049.

5.01	Opinion of Faegre Baker Daniels LLP regarding the validity of certain securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 13, 2019	Public Service Company of Colorado (a Colorado Corporation)

/s/ Sarah W. Soong
Name: Sarah W. Soong
Title: Vice President and Treasurer